Exhibit 77Q1(b)

	Amendments to Investment Practices

       PF Loomis Sayles Large Cap Growth Fund

Resolution 1

WHEREAS, the principal investment policy of the Large-Cap Growth Fund (formerly, the AIM Blue Chip Fund) currently requires that the Fund invest at least 80% of its assets in securities of blue chip companies, including equity securities, convertible securities, foreign securities, and synthetic instruments at the time of investment; and

WHEREAS, Loomis Sayles recommends that effective January 1, 2006, the Funds investment policy be amended to require that the Fund invest at least 80% of its assets in large-capitalization equity securities; and

WHEREAS, the principal investment policy of the Large-Cap Growth Fund currently allows the Fund to invest up to 25% of its assets in foreign securities, including American depositary Receipts (ADRs) and European Depositary Receipts
(EDRs); and

WHEREAS, Loomis Sayles recommends that effective January 1, 2006, the
Large-Cap Growth Funds investment policy be amended to allow the Fund to invest up to 20% of its assets in foreign securities (including emerging market securities and excluding securities of Canadian issuers); and

WHEREAS, the principal investment policy of the Large-Cap Growth Fund currently allows the Fund to invest up to 15% of is assets in equity and/or debt real estate investment trusts; and

WHEREAS, Loomis Sayles recommends that effective January 1, 2006, the Large-Cap Growth Funds investment restrictions be amended to allow the Fund to invest in equity and/or debt real estate investment trusts, without limit; therefore it is

RESOLVED, that the investment policy of the Large-Cap Growth Fund be, and it hereby is, effective January 1, 2006, amended to require that the Fund invest at least 80% of its assets in large-capitalization equity securities, to allow the Fund to invest up to 20% of its assets in foreign securities (including emerging market securities and excluding securities of Canadian issuers)
(as measured at the time of investment), and to allow the Fund to invest in equity and/or debt real estate investment trusts without limit.


       PF Goldman Sachs Short Duration Bond Fund

Resolution 2

WHEREAS, the principal investment policy of the PF Goldman Sachs Short Duration Bond Fund currently limits its investments in investment grade corporate bonds to 5% of the Trusts net assets; and

WHEREAS, Pacific Life Insurance Company, adviser to the Pacific Funds
(the Trust), desires that the PF Goldman Sachs Short Duration Bond Funds investment policy be amended to allow the Trust to invest up to 25% of its assets in investment grade corporate bonds; therefore it is

RESOLVED, that the investment policy of the PF Goldman Sachs Short Duration Bond Fund be, and hereby is, amended to allow the Trust to invest up to 25% of its assets in investment grade corporate bonds.

Resolution 3

WHEREAS, the investment policy of the PF Goldman Sachs Short Duration Bond Fund currently limits its investments in credit default swaps to 5% of the Trusts net assets; and

WHEREAS, Goldman Sachs Asset Management, L.P., fund manager of the
PF Goldman Sachs Short Duration Bond Fund, desires that the Trusts investment policy be amended to allow the Trust to invest in credit default swaps without limit although it is not expected to be a principal investment strategy; therefore it is:

RESOLVED, that the investment policy of the PF Goldman Sachs Short Duration Bond Fund be, and hereby is, amended to allow the Trust to invest in credit default swaps without limit.